UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2009

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-52842
(Commission File Number)

98-0466250
(IRS Employer Identification No.)

Suite 1200, 1000 N. West St, Wilmington, Delaware 19801
(Address of principal executive offices and Zip Code)

(302) 295-4937
Registrant's telephone number, including area code

Golden Century Technologies Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. Entry Into A Material Definitive Agreement.

On December 18, 2009, we entered into a letter agreement with JinXin Copper Holdings Limited (“JinXin”) whereby we agreed to pay the remaining deposit of $500,000 owing pursuant to the Letter of Intent dated August 12, 2009 with JinXin. We paid the first deposit of $500,000 on August 18, 2009. The Letter of Intent was filed as an exhibit to our Current Report on Form 8-K on August 12, 2009.

Pursuant to the Letter of Intent , we will acquire all the rights to prospecting permit no. 5100000730032 of Yang Tan Gold Mine owned by JinXin.

Any agreement between the parties will be subject to completion of a definitive agreement between the parties with customary representations and warranties and satisfactory completion of both parties' due diligence review. There is no assurance that the parties will reach a definitive agreement regarding the proposed transaction as planned or at all.

Item 8.01 Other Events.

On December 22, 2009, we completed a private placement of 320,000 shares to one investor at $1.00 per share for proceeds of $320,000. In issuing these shares, we relied on the exemption provided by Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement dated August 18, 2009 with JinXin Copper Holding Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CENTURY RESOURCES LIMITED

By:

/s/ David Lee
David Lee
President,

Dated: December 23, 2009